Exhibit 21.1

SUBSIDIARIES

Name	Jurisdiction of Organization
Accel AB	Sweden
Beit Holdings, LLC	Delaware
C&K Aerospace	France
C&K Components (H.K.), Ltd.	Hong Kong
C&K Components (Vietnam) Company Limited	Vietnam
C&K Components SAS	France
C&K Components, LLC	Delaware
C&K Connect	France
C&K Dutch B.V.	Netherlands
C&K Dutch Coöperatief U.A.	Netherlands
C&K France Holdings	France
C&K Holdings, LLC	Delaware
Carling Technologies Asia-Pacific Limited	Hong Kong
Carling Technologies GmbH	Germany
Carling Technologies India Private Limited	India
Carling Technologies Limited	United Kingdom
Carling Technologies, Inc.	Connecticut
Carlingswitch Enterprises Limited	Hong Kong
Carlingswitch Manufacturing (Zhongshan) Co. Ltd.	China
CoActive Technologies, LLC	Delaware
CoActive US, LLC	Delaware
Cole Hersee S de RL de CV	Mexico
Comax Electronics (Huizhou) Company Limited	China
Comax Industrial Company Limited	Hong Kong
Dongguan Littelfuse Electronics Co., Ltd.	China
E.I.S. Aerospace Wiring GmbH	Germany
E.I.S. Electronics GmbH	Germany
E.I.S. Electronics Pvt. Ltd	India
E.I.S. Holding GmbH	Germany
E.I.S. International GmbH	Germany
Embed Limited	United Kingdom
H.I. Verwaltungs GmbH	Germany
Hamlin Electronics Europe Ltd.	United Kingdom
Hamlin Electronics GmbH	Germany
Hartland Controls Holding Corp.	Delaware
Hartland Controls L.L.C.	Illinois
Interruptores de Mexico, S.A. de C.V.	Mexico
IXYS Buckeye, LLC	Delaware
IXYS Global Services GmbH	Germany
IXYS Integrated Circuits Division, LLC	Massachusetts
IXYS Intl Limited	Cayman Islands
IXYS Korea Ltd.	Korea
IXYS IP Holding (Cayman) Limited	Cayman Islands
IXYS Long Beach, Inc.	California
IXYS Semiconductor GmbH	Germany
IXYS Investment Holdings GmbH	Germany
IXYS UK Westcode Ltd.	United Kingdom

Name	Jurisdiction of Organization
IXYS Semiconductor-Unterstuetzungseinrichtung GmbH	Germany
IXYS USA, LLC	Delaware
IXYS, LLC	Delaware
LF Consorcio S. de R.L. de C.V.	Mexico
LFUS LLC	Delaware
Littelfuse Asia Holding B.V.	Netherlands
Littelfuse Asia Sales B.V.	Netherlands
Littelfuse Asia Technology B.V.	Netherlands
Littelfuse Bidco S.à r.l.	France
Littelfuse B.V.	Netherlands
Littelfuse Commercial Vehicle LLC	Delaware
Littelfuse Commercial Vehicle Products, Italy S.r.l.	Italy
Littelfuse Concord Semiconductor, Inc.	Taiwan (China)
Littelfuse da Amazonia, Ltda.	Brazil
Littelfuse Electronics (Kunshan) Co., Ltd.	China
Littelfuse Electronics (Shanghai) Co., Ltd.	China
Littelfuse Electronics Taiwan Co., Ltd.	Taiwan (China)
Littelfuse Europe GmbH	Germany
Littelfuse Far East Pte. Ltd.	Singapore
Littelfuse France S.A.S.	France
Littelfuse GmbH	Germany
Littelfuse HK Limited	Hong Kong
Littelfuse Holding GmbH	Germany
Littelfuse Holding Limited	Ireland
Littelfuse Holding, LLC	Delaware
Littelfuse International (Barbados) Inc.	Barbados
Littelfuse International Holding, LLC	Delaware
Littelfuse Italian Holdings S.r.l.	Italy
Littelfuse Japan G.K.	Japan
Littelfuse KK	Japan
Littelfuse LT, UAB	Lithuania
Littelfuse Mexico Distribution S. de R.L. de C.V.	Mexico
Littelfuse Mexico Holding LLC	Delaware
Littelfuse Mexico Services, S. de R.L. de C.V.	Mexico
Littelfuse Netherlands B.V.	Netherlands
Littelfuse Operations India Private Limited	India
Littelfuse Phils, Inc.	Philippines
Littelfuse S. de R.L. de C.V.	Mexico
Littelfuse Semiconductor (Wuxi) Co., Ltd.	China
Littelfuse Singapore (Finance) Pte. Ltd.	Singapore
Littelfuse Singapore Euro Pte. Ltd.	Singapore
Littelfuse Spain S.L.U.	Spain
Littelfuse Triad, Inc.	Korea
MMI Santa Ana, LLC	Delaware
Monolith Semiconductor Inc.	Delaware
Orocontrol de Zacatecas, S.A. de C.V.	Mexico
Pele Technology, Inc.	Delaware
Productos Electromecanicos BAC, S. de R.L. de C.V.	Mexico

Name	Jurisdiction of Organization
RadioPulse, Inc.	Korea
Reaction Tech RE, LLC	Delaware
Reaction Technology Epi, LLC	Delaware
Reaction Technology Incorporated	California
Shanghai Hartland Controls Co. Ltd.	China
Startco Engineering ULC	Canada
Suzhou Littelfuse OVS Co., Ltd.	China
SymCom, Inc.	South Dakota
Tres France Holdings SAS	France
Western Automation Research & Development Limited	Ireland
Western Automation Research & Development Spain S.L.	Spain
Littelfuse Far East Holding, LLC	Delaware
Zilog Electronics Philippines, Inc.	Philippines
Zilog, Inc.	Delaware
Zilog Philippines, Inc.	Philippines

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